UNITED STATES

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PUMA BIOTECHNOLOGY, INC.

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On December 4, 2015, Puma Biotechnology, Inc. made a presentation to Institutional Shareholder Services Inc. A copy of the presentation is provided below.

Developing Shareholder Value Investor Presentation Biotechnology December 2015

Company Overview Background Puma is a pre-revenue, development stage biopharmaceutical company with a focus on the acquisition, development and commercialization of innovative products to treat cancer Formed by means of a reverse merger into a public shell in 2011 In-licenses a single clinical stage product candidate (PB272) Targeting development of PB272 in multiple oncology indications Retained commercial rights to PB272 Strong Phase II and Phase III data for PB272 (single agent and in combination with chemotherapy) Potential for multiple clinical trial readouts over next 6-12 months Current Product Pipeline and Stage of Development DRUG INDICATION PRE-CLINICAL I II III REGISTRATION PB272 Single agent Extended Adjuvant Breast Cancer — Anticipate filing NDA in Q1 2016 / MAA in 1H 2016 PB272 Combination with Xeloda Metastatic Breast Cancer PB272 Combination with Paclitaxel Metastatic Breast Cancer —PB272 Combination with Torisel Metastatic Breast Cancer PB272 Single Agent/ Combination Metastatic Breast Cancer with Brain Mets ? ? PB272 Combination with chemotherapy Neoadjuvant Breast Cancer —PB272 Combination and single agent HER2 Mutated NSCLC —PB272 Single agent HER2 Mutated Breast Cancer —PB272 Single agent HER2 Mutated Solid Tumors

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Strong Fundamental Business Puma is on the verge of significant and meaningful milestones • Anticipates filing for regulatory approval of PB272 for the extended adjuvant treatment of early stage HER2-positive breast cancer in first quarter of 2016• Present additional data from the Phase III ExteNET Trial in the extended adjuvant treatment of early stage HER2-positive breast cancer (at San Antonio Breast Cancer Symposium in December 2015)• Publish Phase III ExteNET Trial results (anticipated in the fourth quarter of 2015)• Present the Phase II FB-7 trial of PB272 as a neoadjuvant treatment for patients with HER2-positive breast cancer (anticipated in the fourth quarter of 2015)• Present data from our Phase II trial of PB272 in HER2 non-amplified breast cancer that has a HER2 mutation (anticipated in the fourth quarter of 2015)• Report initial data from the Phase II trial of PB272 in extended adjuvant HER2-positive early stage breast cancer using loperamide prophylaxis (anticipated in the fourth quarter of 2015) • Publish results to date on the use of prophylactic loperamide to reduce the PB272-related diarrhea (anticipated in the fourth quarter of 2015)• Complete ongoing Phase II trial of PB272 in patients with HER2-positive metastatic breast cancer that has metastasized to the brain (anticipated in the first half of 2016)• Expand additional cohorts in our Phase II basket trial of PB272 in patients with solid tumors with activating HER2 mutations (anticipated in the fourth quarter of 2015)2

Exceptional Long-Term Financial Performance Puma has demonstrated long-term sustained value for its shareholders As of November 30, 2015, the price of Puma’s common stock ($75.30 per share) had increased approximately 458% compared to its initial listing price on the OTC Bulletin Board in April 2012 ($13.50 per share) During the three-year period ended November 30, 2015, Puma’s stock price has increased approximately 266% Over the same three-year period, the NYSE Area Biotechnology Index increased approximately 146%, the NYSE Health Care Sector Index increased approximately 56% and the NYSE Composite Index increased approximately 26% Puma NYSE Area NYSE Health Care NYSE Composite 3

Exceptional Long-Term Financial Performance (cont’d) Peer group is difficult to identify given nature of company An over $2.4 billion market capitalization and less than 200 employees

A development stage company with no revenue

Single product candidate (pursuing multiple indications) Limited operating history No Research, Development Only (NRDO) model

Price decrease in last 6 and 12 months is not representative • Development stage companies have increased market volatility risk (i.e., see Slide 12 for Cougar Biotechnology’s stock performance chart which was ultimately acquired by Johnson & Johnson for approximately $1 billion) • The Company believes there is long-term significant value for the development of PB272 In October 2012, February 2014 and January 2015, successfully completed public offerings of $138 million, $138 million and $218 million, respectively • Significant participation in these offerings by existing investors demonstrating their long-term commitment to the Company 4

Exceptional Long-Term Financial Performance (cont’d) Eshelmati cherry-picks a measurement period to show misleading short-term performance Long-term analysis demonstrates that none of the companies referenced by Eshelman (Clovis, Seattle Genetics, Medivation, Aria Pharmaceuticals, bluebird bio) have performed as well as Puma In particular, Clovis has dropped approximately 73% from its 52-week high Puma Clovis Seattle Genetics Medivation Aria bluebird bio 5

Active, Engaged and Experienced Board Current Board members are active, engaged, experienced and extremely qualified • Current members collectively have over 60 years of experience serving as directors or officers of various public and private life sciences companies • As officers, they have collectively filled various roles, including chief executive officer, chief financial officer, chief medical officer and vice president of clinical and regulatory affairs of various companies involved in the development of breast cancer products and products to enhance cancer care and treatment • All Board members other than Alan H. Auerbach, the Company’s President and Chief Executive Officer, are independent under the standards of the NYSE and the SEC • The Board constantly evaluates the need for additional board members—two new independent directors (Frank Zavrl and Adrian M. Senderowicz) who have additional expertise in the field of biotechnology investments and clinical and regulatory affairs were appointed to the Board this year 6

Active, Engaged and Experienced Board (cont’d) Contrary to Eshelman’s claims, the current Board has significant drug development and regulatory, M&A, oncology, investment and accounting experience: Drug Development & Regulatory Mr. Auerbach helped obtain FDA approval for prostate cancer products IMMULITE PSA, IMMULITE Free PSA and IMMULITE Third Generation PSA. Mr. Auerbach was also formerly President and Chief Executive Officer of Cougar Biotechnology, which was responsible for the development of abiraterone, a drug used for the treatment of advanced prostate cancer. Dr. Senderowicz served as Vice President, Global Regulatory Oncology at Sanofi and Chief Medical Officer and Vice President, Medical Development at Tokai Pharmaceuticals, Senior Medical Director, Oncology Clinical Development at AstraZeneca and also held positions in the Oncology Drug Division at the FDA, the Prostate Cancer Drug Development Clinic and the Molecular Therapeutics Unit with the National Cancer histitute/National Institutes of Health. M&A Mr. Auerbach founded and sold Cougar Biotechnology to Johnson & Johnson. Mr. Wilson was the CEO of Intellikine, which was acquired by Takeda. Dr. Senderowicz evaluated companies to be acquired during his tenure at Sanofi and Astrazeneca. Mr. Moyes evaluated companies to be acquired at Myriad. Oncology Dr. Senderowicz is a medical oncologist and treated patients at the National Institutes of Health/National Cancer Institute. Investment Mr. Zavrl was a partner for 9 years at Adage Capital Management, a leading biotechnology investment firm. Prior to Adage he spent 3 years at Merlin Biomed, a healthcare investment group and 2 years at Scudder Kemper Investments, focusing on biotechnology investments. Mr. Auerbach was a sell-side analyst at Wells Fargo covering biotechnology companies for 5 years and a biotechnology analyst at the Seidler Companies for 1 year. Accounting Mr. Moyes spent 12 years at KPMG LLP. Subsequently, he served for 13 years as CFO of public and private companies. 7

Active, Engaged and Experienced Board (cont’d) Board Member Experience Current Board Memberships Prior Board Memberships Credentials Alan H. Auerbach Chief Executive Officer, President and Chairman of the Board Founder, Chief Executive Officer and President, Cougar Biotechnology, Inc. (May 2003—July 2009 when Cougar was acquired by J&J) Co-Chairman, Integration Steering Committee at Cougar (as part of J&J) that provided leadership and oversight for development and global commercialization of Cougar’s lead drug candidate, abiraterone acetate, for the treatment of advanced prostate cancer (July 2009—January 2010) Vice President, Senior Research Analyst, Wells Fargo Securities—Responsible for research coverage of small- and middle-capitalization biotechnology companies, with a focus on companies in the field of oncology (June 1998—April 2003) Radius Health, Inc., a public pharmaceutical company focused on acquiring and developing new therapeutics for the treatment of osteoporosis and other women’s health conditions Cougar Biotechnology, Inc. B.S., Biomedical Engineering, Boston University M.S. Biomedical Engineering, University of Southern California Jay M. Moyes Director since 4/2012 Chief Financial Officer, Amedica Corporation, a public orthopedic implant company (October 2013—August 2014) Chief Financial Officer, XDx, Inc., a molecular diagnostics company (May 2008—July 2009) Chief Financial Officer, Myriad Genetics, Inc., a publicly- held healthcare diagnostics company (June 1996 -November 2007), and as its Vice President of Finance (July 1993—July 2005) Vice President of Finance and Chief Financial Officer, Genmark, Inc., a genetics company (1991—1993) Various positions with the accounting firm of KPMG LLP, most recently as a Senior Manager (1979—1991) Osiris Therapeutics, Inc., a publicly-held bio-surgery company Biocardia, Inc., a cardiovascular regenerative medicine company Integrated Diagnostics, Inc., a molecular diagnostics company Amedica Corporation Board of Trustees of the Utah Life Science Association B.A., Economics, Weber State University M.B.A., University of Utah Formerly a Certified Public Accountant

Active, Engaged and Experienced Board (cont'd)

Board Member	*Experience*	*Credentials*
Adrian M. Senderowicz *Director since 8/2015*	**Senior Vice President and Chief Medical Officer, Cerulean Pharma Inc.**, a public clinical-stage company developing nanoparticle-drug conjugates (since September 2015) **Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs, Ignyta, Inc.**, a public precision oncology biotechnology company (August 2014 – February 2015), and its **Clinical and Regulatory Strategy Officer** (February 2015 – April 2015) **Vice President, Global Regulatory Oncology, Sanofi** (September 2013 – August 2014) **Chief Medical Officer and Vice President, Medical Development, Tokai Pharmaceuticals, Inc.** (August 2012 – March 2013) **Positions of increasing responsibility**, including **Senior Medical Director, Oncology Clinical Development, AstraZeneca** (August 2008 – March 2012) **Variety of leadership positions at the U.S. Food and Drug Administration Division of Oncology Drug Products in the Center for Drug Evaluation and Research** **Variety of clinical and research positions with the National Cancer Institute/National Institutes of Health**, including **Coordinator of the Prostate Cancer Drug Development Clinic and Investigator and Chief, Molecular Therapeutics Unit**	M.D. and an Instructor of Pharmacology, School of Medicine at the Universidad de Buenos Aires in Argentina
Frank Zavrl *Director since 9/2015*	**Partner, Adage Capital Management, L.P.**, specializing in biotechnology investments (2002 – 2011) **Portfolio Manager, Merlin Biomed**, a healthcare investment group (1999 – 2002) **Analyst, Scudder Kemper Investments Inc.**, focusing on biotechnology investments (1998 – 1999)	B.S., Biochemistry, University of California, Berkeley M.B.A., Tuck School of Business at Dartmouth College

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Active, Engaged and Experienced Board (cont'd)

Board Member	*Experience*	*Current Board Memberships*	*Prior Board Memberships*	*Credentials*
Troy E. Wilson *Director since 10/2013*	**President and Chief Executive Officer, Kura Oncology, Inc.,** a public clinical stage biopharmaceutical company discovering and developing personalized therapeutics for the treatment of solid tumors and blood cancers (since August 2014) **President and Chief Executive Officer, Avidity NanoMedicines LLC** (since November 2012) **President and Chief Executive Officer, Wellspring Biosciences LLC** (since July 2012) **President and Chief Executive Officer, Intellikine** (April 2007 – January 2012)	**Kura Oncology** **Avidity NanoMedicines** **Wellspring Biosciences** **Zosano Pharma Corporation,** a public clinical stage specialty pharmaceutical company **Araxes Pharma LLC**	Intellikine	B.A., Biophysics, University of California, Berkeley Ph.D., Bioorganic Chemistry, University of California, Berkeley J.D., New York University

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Active, Engaged and Experienced Board (cont'd)

Advantageous Board Size

- Eshelman claims that his proposed nine member board size is "fine," but Puma believes a smaller board is optimal
- The size of the Board is appropriate for effectively governing the Company
  - A five-member Board fosters active participation and contribution from each of the directors and also provides for efficient decision-making
- Consistent with many other life sciences companies
  - Osiris Therapeutics, Inc. (5 members)
  - Penumbra, Inc. (5 members)
  - Ultragenyx Pharmaceutical, Inc. (6 members)
  - LDR Holding Corporation (6 members)
  - Array BioPharma Inc. (6 members)
  - Intra-Cellular Therapies, Inc. (6 members)
  - Aimmune Therapeutics, Inc. (6 members)
  - Anacor Pharmaceuticals, Inc. (7 members)
  - Blueprint Medicines Corporation (7 members)
  - Medivation, Inc. (7 members)
- The comparable companies chosen by Eshelman have significantly more complex operations requiring additional oversight by their board
  - Post-commercialization
  - Multiple drug candidates
  - International operations
  - Significant manufacturing operations

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Experienced Management with Strong Track Record Successful Track Record—Founded and Sold Cougar Biotechnology, Inc. Alan H. Auerbach, Puma’s Chairman of the Board and President and Chief Executive Officer, founded and served as Chief Executive Officer and President of Cougar Biotechnology, Inc. Cougar was a similar pre-revenue biopharmaceutical company focused on the development of drugs for prostate cancer, breast cancer and multiple myeloma Cougar was sold to Johnson & Johnson for approximately $1 billion in 2009 Cougar Biotechnology, Inc. Stock Performance 12

Experienced Management with Strong Track Record (cont’d) Management Experience Credentials Alan H. Auerbach Chief Executive Officer, President and Chairman of the Board See “Experience” on Slide 8 above Richard P. Bryce, MBChB, MRCGP, MFPM Senior Vice President, Clinical Research & Development Clinical Lead, Onyx Pharmaceuticals—Oversaw sorafenib Phase II breast and colorectal cancer programs and carfilzomib Phase III multiple myeloma program (2008 to 2012) International Medical Leader, Roche for Xeloda® in breast cancer Senior positions at ICON Clinical Research, ILEX and Scotia Pharmaceuticals—Lead clinician on successful registration studies for Campath® in CLL and multiple sclerosis, and Foscan®-PDT for squamous cell head and neck cancer BSc (Medical Sciences) and MBChB degrees, University of Edinburgh, Scotland Postgraduate Board Certifications: Royal College of General Practitioners of the UK and Royal College of Physicians (Faculty of Pharmaceutical Medicine) Member, American Society of Clinical Oncology, American Society of Hematology and the European Society of Medical Oncology Charles R. Eyler Senior Vice President, Finance and Administration and Treasurer Vice President of Finance, Cougar Biotechnology, Inc. (August 2004—July 2009 when Cougar was acquired by J&J) Cougar Integration Committee—Oversaw integration of Cougar’s finance and IT functions with those of J&J (July 2009—March 2010) Chief Financial Officer and Chief Operating Officer, Hayes Medical Inc. (March 1999—January 2004) B.S., Drexel University M.B.A., Saint Francis College 13

Experienced Management with Strong Track Record (cont'd)

Management	*Experience*	*Credentials*
Erin E. Jones *Vice President, Global Regulatory Affairs, Medical Writing, and Pharmacology / Toxicology*	**BioMarin Pharmaceutical Inc.** – Regulatory oversight of the PKU, gene therapy, and oncology programs (2012 – 2014) **Genentech, Inc.** – Variety of positions including **North America Oncology Team Leader, HER Franchise Group Leader,** and **Head of Regulatory Intelligence** (2006 – 2012); oversaw HER mechanism franchise, where he led and oversaw regulatory aspects of late-stage development and BLA submissions for Kadcyla™ and Perjeta™ in HER2-positive metastatic breast cancer, and obtained approvals for Herceptin™ in HER2-positive adjuvant breast and metastatic gastric cancers **Cephalon, Inc.** – Worked on strategies that led to the approval for Treanda™ in NHL and CLL, and at Centocor Inc. in increasing levels of responsibility in the areas of Discovery Research, Clinical Pharmacology, Clinical, and Regulatory	B.S., University of Pittsburgh M.S., Pennsylvania State University
Steven Lo *Chief Commercial Officer*	**Corcept Therapeutics Incorporated** – Held a number of positions, including **Senior Vice President, Oncology** and **Senior Vice President & Chief Commercial Officer** (September 2010 – September 2015) **Genentech, Inc.** – Held a number of positions, including **Senior Director, Oncology Marketing**, where he prepared and led the first U.S. launch of Herceptin® in adjuvant HER2 positive breast cancer and also worked with Genentech's then ex-U.S. marketing partner, Roche, to develop the global adjuvant launch strategy for Herceptin® in adjuvant HER2 positive breast cancer (December 1997 – September 2010)	B.S. in Microbiology, University of California, Davis Master of Health Administration, University of Southern California

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Board and Management Interests are Aligned with Those of Shareholders

Puma Directors and Executive Officers Beneficial Ownership[1][2]

Name	*Number (#)*	*Percentage (%)*
Alan H. Auerbach, *President, Chief Executive Officer and Chairman of the Board*[3]	6,681,249	19.0%
Charles R. Eyler, *Senior Vice President, Finance and Administration and Treasurer*[4]	148,373	*
Steven Lo, *Chief Commercial Officer*	—	—
Richard P. Bryce, MBChB, MRCGP, MFPM, *Senior Vice President, Clinical Research and Development*[5]	146,508	*
Jay M. Moyes, *Director*[6]	89,999	*
Adrian M. Senderowicz, M.D., *Director*	—	—
Troy E. Wilson, *Director*[7]	39,787	*
Frank Zavrl, *Director*[8]	913,076	2.8%
All executive officers and directors as a group (8 individuals)	8,018,992	22.6%

* Denotes less than 1 0% of beneficial ownership

(1) This table is based upon information supplied by our officers and directors and transfer agent Unless otherwise noted in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable Applicable percentages are based on 32,435,748 shares of our common stock outstanding as of November 2, 2015, adjusted as required by the rules promulgated by the SEC

(2) Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of November 2, 2015, whether through the exercise or conversion of any stock option, convertible security, warrant or other right The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares

(3) Consists of (i) 4,040,000 shares held by Mr Auerbach, (ii) 2,116,250 shares exercisable pursuant to an anti-dilutive warrant held by Mr Auerbach, and (iii) options to purchase 525,000 shares of our common stock exercisable within 60 days of November 2, 2015

(4) Consists solely of options to purchase 148,373 shares of our common stock exercisable within 60 days of November 2, 2015

(5) Consists of 30 shares held by Dr Bryce and options to purchase 146,478 shares of our common stock exercisable within 60 days of November 2, 2015

(6) Consists solely of options to purchase 89,999 shares of our common stock exercisable within 60 days of November 2, 2015

(7) Consists of 350 shares held in an IRA by Dr Wilson, 400 shares and 150 shares held in minor accounts for Dr Wilson's children and options to purchase 38,887 shares of our common stock exercisable within 60 days of November 2, 2015

(8) Consists of 359,076 shares of our common stock held by the FEZ Delaware Dynasty Trust and 550,000 shares of our common stock held by the Paula Zavrl Delaware Dynasty Trust Mr Zavrl retains voting power over the shares held by both trusts Also consists of 4,000 shares held by The Frank and Paula Zavrl Charitable Foundation, which as investment manager, Mr Zavrl retains dispositive and voting power over the shares Mr Zavrl has no pecuniary interest in the shares held by the foundation

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Puma’s Executive Compensation Program is Designed to Align the Interests of its Executives with Those of its Shareholders • Significant portion of total value of executive compensation attributed to equity compensation rather than cash compensation • Equity compensation consisted of only option awards (with fair market value exercise prices), and therefore, further aligns executives’ interests with those of shareholders • Shareholders approved, on an advisory basis, the compensation of Puma’s named executive officers at the 2015 Annual Meeting of Stockholders (approximately 91% of votes cast voted in favor of the proposal) 16

Puma’s Operations are Aligned with and Responsive to Shareholder Interests • Puma has demonstrated a history of open and active communication with shareholders regarding the progress of drug development o Numerous press releases on clinical data o Quarterly regulatory and clinical updates o Additional updates when available and warranted o Regularly attends investor conferences, gives investor presentations (that are webcast), and engages in one-on-one meetings with investors • Puma takes shareholder concerns seriously o In connection with the 2014 Annual Meeting of Stockholders, shareholder concerns were raised with respect to the Company’s ability to re-price certain equity awards granted under the Company’s incentive award plan without shareholder approval o In response to these concerns, the Board approved an amendment to the plan which would require shareholder approval to re-price certain equity awards granted under the plan • Puma is actively pursuing those indications that will maximize shareholder value o Not pursuing IV version of PB272 while oral dose may be available o Investors want company focused on PB272, not PB357 17

Eshelman’s Claims are Misleading and Unfounded Eshelman spins out unfounded misleading statements about Puma • Falsely accuses Puma of refusing to comply with its legal obligations to comply with Eshelman’s 220 Demand o Puma takes seriously its obligations to its shareholders to guard confidential information and not to disclose it to anyone trolling for material non-public information o Eshelman prematurely, and notwithstanding assurances received from the Company, filed suit to enforce a 220 Demand for stockholder information to which the Company was already responding Eshelman makes his own unfounded misleading statements • Misleads shareholders by speculating on M&A activity o No basis for the speculation other than citing unsupported analyst reports that Puma could be an acquisition target (the same is true for virtually all biotechnology companies) • Misleads shareholders by assuming as fact the allegations in currently pending shareholder litigation o Company recently filed a motion to dismiss the shareholder litigation which refutes Eshelman’s characterization of the statements he quotes and demonstrates their truthfulness • Fails to understand ExteNET trial results—conflates two different metrics: improvement in hazard ratio and absolute disease-free survival 18

Eshelman’s Proposal Weakens the Board Without Additional Benefit Eshelman’s proposal actually weakens the Board • Eshelman’s nominees do not possess any attributes, ability or experience that that would be unique or additive to the Board’s current composition or have more compelling experience than that of Puma’s current Board • Eshelman and his nominees appear to have no actual experience developing drugs to treat cancer (other than serving on the boards of oncology drug companies that had already commercialized products or failed to develop products) • Eshelman and one of his nominees, Seth A. Rudnick, currently claim to serve on eleven (11) and seven (7) boards of directors, respectively, and so it is difficult to imagine that they will be able to dedicate significant time or make a valuable contribution to Puma • The addition of four (4) new directors to the Board would create inefficiencies and impose unnecessary costs • Other than Eshelman (who beneficially owns less than 1.0% of Puma common stock), no Eshelman nominee holds any shares of Puma common stock • Provides a < 1.0% shareholder and his hand-picked nominees with greater than 40% of board influence 19

Eshelman’s Nominees Alleged “extensive experience” Would Not Be Beneficial to Puma’s Board • Eshelman’s nominees have a track record of value destruction o Rudnick was the CEO and Chairman of CytoTherapeutics, a biotechnology company that subsequently was forced to restructure its research and development operations and abandon and divest itself of its primary development programs o Eshelman states that Rudnick is a medical oncologist; however, Rudnick has not practiced medicine for over 40 years—the standard of care has changed significantly o Eshelman highlights Kenneth B. Lee Jr.‘s experience with Biocryst and Pozen, both of which experienced stock declines of approximately 50% during 2015 while he was a board member o Lee was on the board of Maxygen Inc. when it was forced to liquidate in 2013 after failing to develop a drug candidate o Lee was on the board of Inspire Pharmaceuticals Inc. when it engaged in a pattern of fraudulent marketing practices for which it was forced to pay millions in penalties and admit to making misleading marketing claims o During James M. Daly’s sole directorship, on the board of Chimerix Inc., the company experienced a stock decline of approximately 40% during 2015 • Relationships between Eshelman and Rudnick severely undermine his claim of independence o Rudnick is the chairman of G1 Therapeutics, a company in which Eshelman is an investor o Rudnick is on the board of Meryx Pharmaceuticals, a company in which Eshelman is an investor o Rudnick is on the faculty of UNC-Chapel Hill, an institution to which Eshelman donated $100 million 20

Eshelman’s Management Track Record is Underwhelming • At various points during Eshelman’s tenure at Pharmaceutical Product Development and Furiex Pharmaceuticals, the companies experienced massive short term declines; Pharmaceutical Product Development never fully recovered • Analyst reports covering the later years of Eshelman’s tenure at Pharmaceutical Product Development document declining performance for years o Robert W. Baird & Co. (1/10/2008): “While at risk of rubbing salt in old wounds, remember that in 2004 PPDI was equally confident in the FDA’s approval of dapoxetine, and that proved disastrous.” o Robert W. Baird & Co. (1/10/2008): “PPDI Development barely hit lowered targets in 3Q; all other CROs beat. PPDI has ongoing, massive management and organizational change, has experienced above-normal and above-industry cancellations for a year. . . .” o Bank of America Merrill Lynch (10/22/2008): “More Pain, but Hope Remains”; “2008 guidance trimmed”; “Shares should open lower” o Goldman Sachs (7/22/2009): “Sizable 2Q bookings shortfall—we see slowing growth, stay Sell” o Bank of America Merrill Lynch (7/21/2009): “There is little hope for a 2009 recovery, in our view, and we continue to struggle for optimism that 2010 will be better as new business barometers are falling” o Goldman Sachs (1/20/2010): “Guidance comes with steep back-half ramp; lower EPS and stay Sell” In the midst of Pharmaceutical Product Development’s declining performance, Eshelman was replaced as CEO 21

Eshelman’s Proposed “value proposition” Simply Reiterates the Company’s Current Business Plan (and Understates it at That) Eshelman has provided no new ideas to create shareholder value • Puma already intends to disclose ExteNET and other clinical trial data when confirmed and appropriate • Puma already intends to file an NDA in the first quarter of 2016 • Puma already intends to complete required carcinogenicity studies His proposition omits several other important key value drivers • Additional ongoing Phase III trial in metastatic breast cancer in combination with Xeloda • Multiple ongoing Phase II trials in other indications 22

Eshelman’s Approach to the Company Has Been Antagonistic and Untruthful • Eshelman has never met with the Company or its management and so does not understand the Company or its fundamentals (as evidenced by his statements in his consent statement and ISS presentation) • Between July 23, 2015 and September 10, 2015—Counsels for Puma and Eshelman engaged in various correspondence, including telephone calls, emails and letters, regarding the Section 220 demand o As reflected in this correspondence Puma requested but never received information needed to evaluate the Section 220 demand and approve the release of the requested documents o Eshelman and his counsel repeatedly misrepresented his stock ownership (3%—5%—which would have represented approximately 1.0—1.5 million shares) in an attempt to gain access to confidential Company documents • August 28, 2015—Puma’s counsel requests proof of ownership and offers an in-person meeting with Puma’s CEO • September 10, 2015—Puma’s counsel and Eshelman’s counsel speak via teleconference o Puma’s counsel again requests proof of Eshelman’s purported 3%—5% ownership o Eshelman’s counsel offers to withdraw allegations of generic misconduct in exchange for documents o No proof of ownership provided and no withdrawal or explanation of allegations • Rejected invitation to meet with the Company’s CEO and instead chose to file consent statement and aggressively assert his views publicly • Eshelman needlessly and prematurely filed a lawsuit and a motion to expedite in the Delaware Court of Chancery only 5 days after Puma’s initial production of information regarding his second Section 220 Demand even though the Company had agreed to provide and was in the process of providing responsive information 23

Eshelman’s Proposed Changes are Not in the Best Interests of Puma Shareholders • Puma has a strong fundamental business • Puma has demonstrated exceptional long-term financial performance • The current Board is active, engaged and experienced and board size is appropriate for Puma’s stage of development • Board and management interests are aligned with those of shareholders • Eshelman has never met with the Company and therefore has no understanding of the Company’s business • Eshelman has not come forth with any value enhancing proposals • Eshelman seeks board representation that is wildly disproportionate to his holdings • Puma shareholders have expressed strong support for the Company and its Board and management 24

For the foregoing reasons, the Company urges Puma shareholders to Revoke their consent from the Eshelman Consent Solicitation on the BLUE Revocation Card 25

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated timing of and plans with respect to our regulatory filings, the potential indications of our drug candidates and the development of our drug candidates, including, but not limited to, the anticipated timing for the commencement and completion of various clinical trials and announcement of data relative to these trials. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” “believes,” Intends,” and similar words or phrases. All forward-looking statements included in this presentation involve risks and uncertainties that could cause our actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, the fact that we have no product revenue and no products approved for marketing; our dependence on our lead product candidate PB272, which is still under development and may never receive regulatory approval; the challenges associated with conducting and enrolling clinical trials; the risk that results of clinical trials may not support our drug candidate claims; even if approved, the risk that physicians and patients may not accept or use our products; our reliance on third parties to conduct our clinical trials and to formulate and manufacture our drug candidates; our dependence on licensed intellectual property; and the other risk factors disclosed in our periodic reports filed with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the fiscal year ended December 31,2014 and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update these forward- looking statements except as required by law. 26

Additional Information and Where You Can Find It The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of consent revocations from the Company’s stockholders in connection with the consent solicitation by Dr. Fredric N. Eshelman. The Company has filed a preliminary consent revocation statement with the SEC in connection with such consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Consent Revocation Statement filed with the SEC on December 4, 2015. This document is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of potential participants will be included in the Consent Revocation Statement and any other relevant documents filed with the SEC in connection with the consent solicitation. If the Company files a definitive Consent Revocation Statement with the SEC, the Company promptly will mail the definitive Consent Revocation Statement and a form of consent revocation to each stockholder entitled to deliver a written consent in connection with the consent solicitation. THE COMPANY URGES INVESTORS TO READ ANY CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the consent solicitation at the SEC’s website at www.sec.gov. 27